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                                                                    Exhibit 99.1


                                 Russell Arnst
                               5266 Seneca Street
                          West Seneca, New York 14224



August 3, 2007

Mr. James Cornell
New York Regional Rail Corp.
c/o 5266 Seneca St.
West Seneca, NY 14224

Dear Mr. Cornell,

Due to personal reasons, I'm resigning my position as Chief Financial Officer of New York Regional Rail Corp. and its' subsidiaries effective immediately.

My resignation is not due to any disagreements with any accounting practices or policies of the Company, the Board of Directors, management, or staff.


Sincerely,




/s/ Russell Arnst
Russell Arnst